EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in Registration Statement Number 333-72565 (dated February 18, 1999 on Form S-8) and Registration Statement Number 333-65222 (dated July 17, 2001 on Form S-8) of our report dated January 30, 2003, except for Note 11 as to which the date is March 5, 2003, on the consolidated financial statements of CCBT Financial Companies, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of CCBT Financial Companies, Inc. for the year ended December 31, 2002.


/s/ Wolf & Company, P.C.
------------------------
    Wolf & Company, P.C

Boston, Massachusetts
March 21, 2003